Exhibit 16









NYSTROM & COMPANY LLP
CERTIFIED PUBLIC ACCOUNTANTS


April 25, 2001



SECURITIES AND EXCHANGE COMMISSION
450 5TH STREET NW
WASHINGTON, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-k dated April 25, 2001 of Supreme Hospitality and are in agreement with the statements made.

Yours truly,


/s/  NYSTROM & COMPANY LLP
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     NYSTROM & COMPANY LLP